Exhibit 99.1

Soleno Therapeutics Enters Into $200 Million Debt Financing with Oxford Finance LLC

Up to $200 million financing, includes $50 million upfront

REDWOOD CITY, Calif., December 17, 2024 – Soleno Therapeutics, Inc. (Soleno) (NASDAQ: SLNO), a clinical-stage biopharmaceutical company developing novel therapeutics for the treatment of rare diseases, today announced it has entered into a loan and security agreement with Oxford Finance LLC and its affiliates (Oxford) for up to $200 million.

“This financing significantly strengthens our financial position, providing additional support for anticipated commercial launch activities,” said Anish Bhatnagar, M.D., Chief Executive Officer of Soleno.

Under the terms of the agreement with Oxford, Soleno drew an initial $50 million at closing. $100 million will be available in three additional tranches, contingent upon U.S. Food and Drug Administration (FDA) approval of DCCR (diazoxide choline) extended-release tablets for the treatment of Prader-Willi syndrome (PWS) and certain commercial milestones. The final $50 million may be made available upon the mutual consent of Soleno and Oxford. The loan carries an interest-only period of 48 months and a total term of 60 months; provided that if specific milestones are achieved prior to September 30, 2026, the interest-only period and maturity date will be extended by 12 months. The term loans accrue interest at a floating rate equal to, subject to certain conditions, (a) 1-month term SOFR plus (b) 5.50%.

As of September 30, 2024, Soleno had cash, cash equivalents and marketable securities of $284.7 million. With the initial draw of $50 million, Soleno had pro-forma cash, cash equivalents and marketable securities of $334.7 million as of September 30, 2024.

About Soleno Therapeutics, Inc.

Soleno is focused on the development and commercialization of novel therapeutics for the treatment of rare diseases. An NDA for its lead candidate, DCCR (diazoxide choline) extended-release tablets, a once-daily oral tablet for the treatment of Prader-Willi syndrome (PWS) is currently under review by the FDA and was granted Priority Review. For more information, please visit www.soleno.life.

About Oxford Finance LLC

Oxford Finance LLC is a specialty finance firm providing senior secured loans to public and private life sciences, healthcare services, healthtech, business services and SaaS companies worldwide. For over 20 years, Oxford has delivered flexible financing solutions to over 700 companies, allowing borrowers to maximize their equity by leveraging their assets. Since 2002, Oxford has originated more than $14 billion in loans. Oxford is headquartered in Alexandria, Virginia, with additional offices serving the greater San Diego, San Francisco, Boston and New York City metropolitan areas. For more information, visit https://oxfordfinance.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Soleno’s ability to achieve certain regulatory and commercial milestones and draw down future tranches of capital under the loan agreement. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with the FDA’s review of our NDA, market conditions, as well as risks and uncertainties inherent in Soleno’s business, including those described in the company’s prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Corporate Contact:

Brian Ritchie

LifeSci Advisors, LLC

212-915-2578